LONE STAR STEAKHOUSE & SALOON, INC. MID QUARTER UPDATE

Monday December 4, 7:31 pm ET

WICHITA, Kan., Dec. 4 -- Lone Star Steakhouse & Saloon,
Inc. ("Lone Star" or "Company") (Nasdaq: STAR - NEWS) announced today comparable store sales by concept for the eight weeks ended November 28, 2006 are as follows:

                                                        Consolidated
                                                           Results
    Concepts                           Pd11       Pd12    P11 & P12      YTD
      Lone Star Steakhouse & Saloon
       restaurants                    (12.4)%    (13.9)%    (13.2)%     (5.9)%
      Texas Land & Cattle Steak
       House restaurants                (.2)%       .9%        .4%       1.9%
      Sullivan's Steakhouse
       restaurants                      2.9%       2.6%       2.7%       4.1%
      Del Frisco's Double Eagle
       Steak  House restaurants        12.3%       5.8%       9.0%       9.7%
      Consolidated Steakhouse
       restaurants                     (6.5)%     (8.1)%     (7.3)%     (2.3)%

Lone Star Steakhouse & Saloon, Inc. currently owns and operates 219 domestic
Lone Star Steakhouse & Saloon restaurants, 16 Sullivan's Steakhouse restaurants;
five Del Frisco's Double Eagle Steak House restaurants, one Frankie's Italian
Grille restaurant and 24 Texas Land & Cattle Steak House restaurants. Licensees operate four domestic and 13 international Lone Star restaurants, and one domestic Del Frisco's Double Eagle Steak House restaurant.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the assumptions underlying the forward-looking statements contained herein, including future operating performance, comparable sales and the development plans of the Company, are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-
looking statements contained in the press release will prove to be accurate.